As filed with the Securities and Exchange Commission on November 9, 2022

Registration No. 333-173171

Registration No. 333-221451

Registration No. 333-232250

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8

Registration Statement No. 333-173171

Post-Effective Amendment No. 1 to Form S-8

Registration Statement No. 333-221451

Post-Effective Amendment No. 1 to Form S-8

Registration Statement No. 333-232250

UNDER

THE SECURITIES ACT OF 1933

Huntington Ingalls Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	90-0607005
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4101 Washington Avenue Newport News, VA	23607
(Address of Principal Executive Offices)	(Zip Code)

Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible

Employees

Huntington Ingalls Industries Savings Plan

(Full Title of the Plan)

Chad N. Boudreaux

Executive Vice President and Chief Legal Officer

Huntington Ingalls Industries, Inc.

4101 Washington Avenue

Newport News, VA 23607

(Name and Address of Agent for Service)

(757) 380-2000

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Huntington Ingalls Industries, Inc. (the “Registrant”) has previously registered shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), to be issued under the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees (the “NNOSP”). In connection with the NNOSP, the Registrant filed with the Securities and Exchange Commission (the “SEC”) on each of March 30, 2011, November 9, 2017 and June 21, 2019, a Registration Statement on Form S-8 (File Nos. 333-173171, 333-221451 and 333-232250, respectively) (collectively, the “Registration Statements”).

Effective December 31, 2021 (the “Effective Date”), the NNOSP was merged (the “Merger”) into the Huntington Ingalls Industries Savings Plan (the “Savings Plan”). Pursuant to the Merger, shares of Common Stock previously registered and authorized for issuance under the NNOSP became eligible for issuance under the Savings Plan. 214,008 shares of Common Stock previously registered and reserved for issuance under the NNOSP and remaining unissued as of the Effective Date are now available for issuance under the Savings Plan (the “Carryover Shares”).

Accordingly, pursuant to the undertaking in Item 512(a)(1)(iii) of Regulation S-K that the Registrant disclose a material change in the plan of distribution as it was originally disclosed in the Registration Statements and Securities and Exchange Commission Compliance and Disclosure Interpretation 126.43, the Registrant is filing this Post-Effective Amendment to the Registration Statements (the “Post-Effective Amendment”) to reflect that, as of the Effective Date, the Carryover Shares may be issued under the Savings Plan, and to file as an exhibit hereto a copy of the Savings Plan and a new opinion as to the validity of the shares of Common Stock that were previously issuable pursuant to the NNOSP. All other items of the Registration Statements are incorporated herein by reference without change to the extent not otherwise amended or superseded by the contents hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The information required by Item 1 is omitted from this Post-Effective Amendment and the Registration Statements and included in documents sent or given to participants in the Plans covered by this Post-Effective Amendment and the Registration Statements pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is omitted from this Post-Effective Amendment and the Registration Statements and included in documents sent or given to participants in the Plans covered by this Post-Effective Amendment and the Registration Statements pursuant to Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the SEC. The Registrant hereby incorporates by reference into the Registration Statements the following documents that have been previously filed (not furnished) with the SEC:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 10, 2022;

(b)

the Registrant’s definitive proxy statement filed with the SEC on March  21, 2022, but only to the extent such information is incorporated by reference in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021;

(c)

the Registrant’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022 filed with the SEC on May 5, 2022, August  4, 2022 and November 3, 2022, respectively;

(d)

the Registrant’s Current Reports on Form 8-K and Form 8-K/A filed with the SEC on February  1, 2022, February 1, 2022,  March 4, 2022,  March  4, 2022, May 6, 2022,  May  9, 2022, July  22, 2022 and November 8, 2022; and

(e)

the description of the Registrant’s common stock contained under the heading “Description of Capital Stock” in the information statement attached as Exhibit 99.1 to the Registrant’s Registration Statement on Form 10 filed with the Commission on March 16, 2011 pursuant to Section  12 of the Exchange Act, as the description therein has been updated and superseded by the description of the Registrant’s Common Stock contained in Exhibit 4.11 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on February 10, 2022, and including any amendments or reports filed for the purpose of updating such description.

In addition, all other documents filed (not furnished) by the Registrant pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act on or after the date of this Post-Effective Amendment and prior to the filing of a subsequent post-effective amendment to the Registration Statements that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated in the Registration Statements by reference and to be a part of the Registration Statements from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished to and not filed with the SEC in accordance with the rules of the SEC shall not be deemed incorporated by reference into the Registration Statements.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statements to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statements.

Item 8.	Exhibits.

The following exhibits are incorporated herein by reference:

Number	Description

3.1	Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated March 30, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 4, 2011)

3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 28, 2014 (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q filed on August 7, 2014)

3.3	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 21, 2015 (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q filed on August 6, 2015)

3.4	Certificate of Amendment to the Restated Certificate of Incorporation of Huntington Ingalls Industries, Inc., dated May 12, 2021 (incorporated by reference to Annex B to the Proxy Statement filed on March 19, 2021).

3.5	Restated Bylaws of Huntington Ingalls Industries, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 8, 2022).

5.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1*	Power of attorney (included on the signature pages of this registration statement).

99.1*	Huntington Ingalls Industries Savings Plan, as amended and restated effective July 1, 2021.

99.2*	First Amendment to the July 1, 2021 Restatement of the Huntington Ingalls Industries Savings Plan.

99.3*	Second Amendment to the July 1, 2021 Restatement of the Huntington Ingalls Industries Savings Plan.

99.4	Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees, as amended and restated effective October 1, 2015 (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-221451) filed on November 9, 2017).

99.5	First Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees (incorporated by reference to Exhibit 99.2 to the Company’s Registration Statement on Form S-8 (File No. 333-221451) filed on November 9, 2017).

99.6	Second Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees (incorporated by reference to Exhibit 99.3 to the Company’s Registration Statement on Form S-8 (File No. 333-221451) filed on November 9, 2017).

99.7	Third Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees (incorporated by reference to Exhibit 99.13 to the Company’s Registration Statement on Form S-8 (File No. 333-232250) filed on June 21, 2019).

99.8	Fourth Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees (incorporated by reference to Exhibit 99.14 to the Company’s Registration Statement on Form S-8 (File No. 333-232250) filed on June 21, 2019).

99.9*	Fifth Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees.

99.10*	Sixth Amendment to the October 1, 2015 Restatement of the Huntington Ingalls Industries, Inc. Newport News Operations Savings (401(k)) Plan for Union Eligible Employees.

*	Filed herewith

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport News, Commonwealth of Virginia, on this 9th day of November, 2022.

HUNTINGTON INGALLS INDUSTRIES, INC.

By:	/s/ Christopher D. Kastner
Christopher D. Kastner
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Huntington Ingalls Industries, Inc., hereby severally constitute and appoint Chad N. Boudreaux and Charles R. Monroe, Jr., and each of them singly (with full power to each of them to act alone), our true and lawful attorneys with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below, this Post-Effective Amendment to the Registration Statements on Form S-8 and any and all subsequent amendments to the Registration Statements, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Huntington Ingalls Industries, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher D. Kastner	President and Chief Executive Officer, and Director (Principal Executive Officer)	November 9, 2022
Christopher D. Kastner

/s/ Thomas E. Stiehle	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 9, 2022
Thomas E. Stiehle

/s/ Nicolas G. Schuck	Corporate Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	November 9, 2022
Nicolas G. Schuck

/s/ Kirkland H. Donald	Chairman	November 9, 2022
Kirkland H. Donald

/s/ C. Michael Petters	Vice Chairman	November 9, 2022
C. Michael Petters

/s/ Augustus L. Collins	Director	November 9, 2022
Augustus L. Collins

/s/ Victoria D. Harker	Director	November 9, 2022
Victoria D. Harker

/s/ Frank R. Jimenez	Director	November 9, 2022
Frank R. Jimenez

/s/ Anastasia D. Kelly	Director	November 9, 2022
Anastasia D. Kelly

/s/ Tracy B. McKibben	Director	November 9, 2022
Tracy B. McKibben

/s/ Stephanie L. O’Sullivan	Director	November 9, 2022
Stephanie L. O’Sullivan

/s/ Thomas C. Schievelbein	Director	November 9, 2022
Thomas C. Schievelbein

/s/ John K. Welch	Director	November 9, 2022
John K. Welch

/s/ Stephen R. Wilson	Director	November 9, 2022
Stephen R. Wilson